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                                  Exhibit 23.1

                         Consent Of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1996 Stock Option Plan of NCO Group, Inc. of our report dated February 11, 2003, with respect to the consolidated financial statements of NCO Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
August 21, 2003